As filed with the Securities and Exchange Commission on July 12, 2017

Registration No. 333-215442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IEG Holdings Corporation

(Exact name of registrant as specified in its charter)

Florida	2834	90-1069184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103
(702) 227-5626
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul Mathieson
President and Chief Executive Officer
IEG Holdings Corporation
6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103
(702) 227-5626
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Laura Anthony, Esq.

Legal& Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

(800) 341-2684

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]

Non-accelerated filer	[ ]	Smaller reporting company	[ ]
(Do not check if a smaller reporting company)

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [  ]

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 1 to registration statement on Form S-4 to amend its registration statement (Registration No. 333-215442), initially filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2017 and declared effective by the Commission on May 19, 2017 (the “Registration Statement”), to deregister certain securities registered pursuant to the Registration Statement, which securities remain unsold as of the date hereof. An aggregate of 3,039,880 shares of common stock were sold pursuant to the Registration Statement. Accordingly, an aggregate of 131,914,580 shares of the registrant’s common stock remain unsold and are hereby deregistered. Pursuant to Rule 457(p), the registrant intends that the aggregate total dollar amount of the filing fee associated with those unsold securities ($168,316.80) be used to offset against the total filing fees due for subsequent registration statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 12, 2017.

IEG Holdings Corporation

By:	/s/ Paul Mathieson
Paul Mathieson,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following person in the capacity indicated on July 12, 2017.

Name	Title

/s/ Paul Mathieson	President and Chief Executive Officer and Director
Paul Mathieson	(Principal Executive Officer and Principal Financial and Accounting Officer)